Exhibit 10.22


                        SHARE PURCHASE AND SALE AGREEMENT


         This Share Purchase and Sale Agreement (the "Agreement") is executed this 5th day of June, 2001, as agreed to by the parties on, and effective as of, March 31, 2001, by and between Azul Holdings Inc., a Delaware corporation ("Azul"), and Tudor Trust, a trust of which Jeffrey L. Neuman is the sole trustee and current beneficiary ("Tudor Trust").


                                    RECITALS

         WHEREAS:

         1. Until the recent private placement by Xyvision Enterprise Solutions, Inc., a Delaware corporation ("XyEnterprise"), of shares of its Series A preferred stock, XyEnterprise was a majority owned subsidiary of Azul and after giving effect to the XyEnterprise private placement Azul holds approximately 47% of the outstanding shares of XyEnterprise capital stock.

         2. Tudor Trust holds approximately 70% of the outstanding shares of Azul capital stock and 19% of the outstanding shares of XyEnterprise capital stock.

         3. Azul has determined that holding a majority of the outstanding shares of XyEnterprise capital stock is in Azul's best interests and desires to purchase additional shares of XyEnterprise capital stock from Tudor Trust such that XyEnterprise is again a majority owned subsidiary of Azul.

         4. Azul has requested that Tudor Trust sell shares of XyEnterprise capital stock to Azul in connection with the foregoing, and Tudor Trust is willing to sell shares of XyEnterprise capital stock to Azul upon the terms of this Agreement.

         NOW THEREFORE, in consideration of the representations, warranties and agreements set forth herein, Azul and Tudor Trust agree as follows:

                                    ARTICLE I

                           THE SHARE PURCHASE AND SALE

         Section 1.1 The Share Purchase and Sale. Subject to the terms hereof, Azul hereby purchases from Tudor Trust and Tudor Trust hereby sells to Azul 575,000 shares of XyEnterprise Class A common stock, $.001 par value per share (the "Transferred XyEnterprise Shares"), held by Tudor Trust, in exchange for the issuance by Azul to Tudor Trust of 1,092,500 shares of Azul common stock, $.03 par value per share (the "Issued Azul Shares"). The parties agree and acknowledge that the foregoing exchange ratio reflects a valuation of the Transferred XyEnterprise Shares based on recent XyEnterprise stock issuance transactions and a valuation of the Issued Azul Shares based on the last quoted price for Azul common stock on the OTC Bulletin Board on March 31, 2001.

         Section 1.2 Deliveries. Tudor Trust shall deliver to Azul duly endorsed stock certificates representing the Transferred XyEnterprise Shares, appropriate irrevocable stock powers, and such other instruments as Azul may require to complete the transfer of the Transferred XyEnterprise Shares from Tudor Trust to Azul. Azul shall in turn deliver to Tudor Trust a stock certificate for the Issued Azul Shares, which certificate shall bear a customary securities law restrictive legend.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of Tudor Trust. Tudor Trust hereby makes the following representations and warranties to Azul:

         (a) Authority, Enforceability and No Conflicts. Tudor Trust has all requisite power and authority to enter into this Agreement and to perform the terms of this Agreement. This Agreement has been executed and delivered by Tudor Trust and constitutes a valid and binding obligation of Tudor Trust enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution, delivery and performance of this Agreement will not conflict with any provision of Tudor Trust's governing trust instrument or any agreement to which Tudor Trust is a party or otherwise bound.

         (b) Ownership and Transfer of Transferred XyEnterprise Shares. Tudor Trust is the legal owner of the XyEnterprise Transferred Shares and has the full power and authority to sell and transfer to Azul the Transferred XyEnterprise Shares. Upon delivery by Tudor Trust to Azul of the duly endorsed stock certificates representing the Transferred XyEnterprise Shares and appropriate irrevocable stock powers, the Transferred XyEnterprise Shares will be duly transferred to Azul and good and valid title in and to the Transferred XyEnterprise Shares will be vested in Azul, free and clear of any liens, encumbrances or claims of any nature whatsoever.

         (c) Full Disclosure. Tudor Trust is not aware of any facts not disclosed to the disinterested members of the Azul board of directors which (individually or in the aggregate) could have a material adverse effect on the business, financial condition, results of operations or cash flows of XyEnterprise.

         Section 2.2 Representations and Warranties by Azul. Azul hereby makes the following representations and warranties to Tudor Trust:

         (a) Organization and Standing of Azul. Azul is a corporation validly existing and in good standing under the laws of the State of Delaware.

         (b) Authority, Enforceability and No Conflicts. Azul has all requisite corporate power and authority to carry on its business as now being conducted, and to enter into this Agreement and to perform the terms of this Agreement. The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action on behalf of Azul, including approval by the disinterested members of the Azul board of directors. This Agreement has been executed and delivered by Azul and constitutes a valid and binding obligation of Azul enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution, delivery and performance of this Agreement will not conflict with any provision of Azul's certificate of incorporation, bylaws or any agreement to which Azul is a party or otherwise bound.

         (c) Valid Issuance of Issued Azul Shares. The Issued Azul Shares have been duly authorized, and will upon issuance pursuant to the terms hereof be validly issued, fully paid and non-assessable.

                                   ARTICLE III

                                 INDEMNIFICATION

         Section  3.1   Survival  of   Representations   and   Warranties.   The
representations and warranties herein shall survive from the date of this Agreement for a period of one year.

         Section 3.2 Tudor Trust Indemnification. Tudor Trust shall indemnify and hold Azul harmless against any and all damages, liabilities, claims and expenses (including reasonable attorney fees) resulting from any untrue representation by Tudor Trust or the breach of any warranty of Tudor Trust contained herein.

         Section 3.3 Azul Indemnification. Azul shall indemnify and hold Tudor Trust harmless against any and all damages, liabilities, claims and expenses (including reasonable attorney fees) resulting from any untrue representation by Azul or the breach of any warranty of Azul contained herein.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts and signature pages may be delivered by facsimile transmission.

         Section 4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         Section 4.3 Amendment. This Agreement may be amended only by a written instrument signed by both parties hereto.


                                      * * *


         IN WITNESS WHEREOF, this Share Purchase and Sale Agreement is hereby duly executed on the date first written above effective as of March 31, 2001.


AZUL HOLDINGS INC.,                         TUDOR TRUST
a Delaware corporation

By: /S/ EDWARD S. WITTMAN                   By: /S/ JEFFREY L. NEUMAN
    ---------------------                       ---------------------
    Edward S. Wittman, Vice President           Jeffrey L. Neuman, Sole Trustee
    and Chief Financial Officer